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                                                                      Exhibit 21

               SUBSIDIARIES OF HUNTINGTON BANCSHARES INCORPORATED
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The subsidiaries of Huntington Bancshares Incorporated are listed below. The state or jurisdiction of incorporation or organization of each subsidiary (unless otherwise noted) is Ohio.

The Huntington National Bank (United States) and its direct and indirect subsidiaries, 41 South High Ltd., The Huntington Leasing Company, The Huntington Mortgage Company, Huntington Residential Mortgage Securities, Inc., The Huntington Investment Company, Forty-One Corporation, First Sunset Development, Inc., SFA Holding, Inc., East Sound Realty, Inc., Lodestone Realty Management, Inc., WS Realty, Inc., Fourteen Corporation, Airbase Realty Company, HNB Clearing, Inc., National Returns Clearinghouse, Ltd., The Check Exchange System Co., Thirty-Seven Corporation, Vehicle Reliance Company, Huntington Trade Services, Inc., Huntington Trade Services, Asia, Limited (Hong Kong), Cybermark L.L.C., and Huntington Merchant Services L.L.C.

Huntington Bancshares Indiana, Inc., and its direct subsidiary, The Huntington National Bank of Indiana (United States).

Huntington Bancshares Michigan, Inc., and its direct and indirect subsidiaries, Huntington Banks of Michigan (Michigan), First Macomb Mortgage Company (Michigan), and Huntington Insurance Agency, Inc. (Michigan).

Huntington Bancshares West Virginia, Inc., and its direct subsidiaries, Huntington National Bank West Virginia (United States) and CB&T Capital Investment Company, Inc. (West Virginia).

The Huntington Financial Services Company and its direct subsidiaries, The Huntington Trust Company, National Association (United States), and The Huntington Trust Company of Florida, National Association (United States).

Huntington Bancshares Florida, Inc., and its direct and indirect subsidiaries, The Huntington National Bank of Florida (United States) and Huntington Insurance Agency, Inc. (Florida).

Huntington Capital Corp.

Huntington Bancshares Financial Corporation

The Huntington Acceptance Company

The Huntington National Life Insurance Company (Arizona)

Huntington Bancshares Ohio, Inc.

The Huntington State Bank and its direct and indirect subsidiaries, Huntington Insurance Agency Services, Inc., Huntington Insurance Agency, Inc., and Huntington Life Insurance Agency, Inc.

The Huntington Service Company

The Huntington Community Development Corporation

Security First Network Bank, FSB (United States) and its direct subsidiary, Security First Technologies, Inc. (Kentucky).*

Money Station, Inc.

Heritage Service Corporation

* - Huntington owns less than a 5% voting interest in Security First Network Bank, FSB, which owns 100% of Security First Technologies, Inc.; however, Huntington is deemed by the Federal Reserve Board to have a controlling interest in Security First Technologies, Inc.